EXHIBIT 10.1

                          LIMITED WAIVER AND AGREEMENT

     This  LIMITED  WAIVER  AND  AGREEMENT,  dated as of April  27,  1999  (this
"Agreement"), is entered into by and among SUN HEALTHCARE GROUP, INC., a Delaware corporation ("Borrower"), the entities listed on the signature pages hereto as Guarantors (collectively, "Guarantors"), the entities listed on the signature pages hereto as Lenders (collectively, "Lenders"), the Co-Agents listed on the signature pages hereto as Co-Agents (collectively, the "Co-Agents"), and NATIONSBANK, N.A. (successor by merger to NationsBank of Texas, N.A.), as Administrative Agent (in said capacity, the "Administrative Agent").

     This Agreement is made with reference to that certain Credit Agreement dated as of October 8, 1997, by and among Borrower, Lenders, Co-Agents and Administrative Agent, as amended by that certain First Amendment to Credit Agreement, dated as of November 12, 1997, that certain Second Amendment to Credit Agreement, dated as of March 27, 1998, that certain Third Amendment to Credit Agreement, dated as of May 29, 1998 and that certain Fourth Amendment to Credit Agreement, dated as of October 30, 1998 (as amended, the "Credit Agreement"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

     WHEREAS, the Lenders have extended Advances and made other extensions of credit to Borrower and Guarantors have guaranteed the Obligations pursuant to the Subsidiary Guaranties; and

     WHEREAS, Borrower has failed to comply with certain covenants and other provisions set forth in the Credit Agreement (the "Designated Covenants") as set forth on Schedule A attached hereto (the "Scheduled Defaults"), and

     WHEREAS, Borrower has requested that Lenders agree to waive the Scheduled Defaults as of December 30, 1998 and Lenders have agreed to do so for a limited period of time, and only to the extent and on the terms set forth expressly below.

     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Guarantors, the Lenders, the Co-Agents and Administrative Agent covenant and agree as follows:

I.   ACKNOWLEDGEMENTS; REPRESENTATIONS; ADDITIONAL AGREEMENTS.

     A. Each of Borrower and the Guarantors acknowledges and agrees that the terms of the Loan Documents are the valid and binding obligations of Borrower and the Guarantors, as the case may be, enforceable in accordance with their terms and are not subject to any claims, offsets, defenses or counterclaims.

     B. Each of Borrower and the Guarantors acknowledges and agrees that the Scheduled Defaults have occurred and are continuing and, absent the waivers and amendments contained herein, such Scheduled Defaults would constitute Events of Defaults that would entitle Lenders to declare the Obligations immediately due and payable and to take action to collect the Obligations.

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     C. Borrower  represents  that,  except for the Scheduled  Defaults,  (i) no
Defaults or Events of Default have occurred or are continuing and (ii) the representations and warranties made in the Loan Documents are true and correct in all material respects as of the date hereof as though made at and as of the date hereof, except for (x) such representations and warranties that relate to a particular date or which fail to be true and correct as a result of events or occurrences permitted under the Loan Documents, and (y) such matters as are set forth in the Borrower's Report on Form 10-K for the fiscal year ended December 31, 1998, including amendments on Form 10-KA, as filed with the Securities and Exchange Commission through April 23, 1999.

     D. Borrower will deliver the following information to Administrative Agent:

     1. Notice by facsimile immediately, and in any event on the same day if received by noon Albuquerque time and by the next day if received after noon Albuquerque time, of any communication (whether oral or written), notice or legal process from or on behalf of a holder of or representative of (including, without limitation, a trustee) any Subordinated Debt, Sun Financing Preferred Securities, or other debt in a principal amount in excess of $10,000,000 on which Borrower or any of its Subsidiaries is obligated, together with a copy of any such written notice or communication received by Borrower; provided, however, that Borrower shall not be required to provide notice of communications with holders of Borrower's debt requesting information concerning Borrower's financial or operating status or intentions concerning payment of the holder's debt, which communication does not involve an indenture trustee or counsel and in which the holder or representative of such debt does not discuss the formation of a formal or informal committee of debt holders, acceleration or any other action to enforce remedies.

     2. Promptly upon receipt or availability, (i) monthly financial statements (including a balance sheet and statement of cash flows) in the form provided to management, (ii) weekly cash flow projections for the following three month period in the form provided to management,
          (iii) notice of any assertion that the obligor (or any agent thereof) on any Medicaid or Medicare account receivable asserts that it has a claim against Borrower or any of its Subsidiaries or intends to assert a right of setoff or recoupment (or similar payment), involving in excess of $10,000,000 in the aggregate, together with a copy of any written notice or communication related thereto and (iv) other reports or information as may be reasonably requested by Administrative Agent. Borrower shall deliver the monthly financial statements referenced in clause (i) of this Section for January through March 1999 to Administrative Agent no later than May 7, 1999.

     E. Borrower and its Restricted Subsidiaries shall deliver to Administrative Agent weekly statements of the cash position of the Borrower and its Restricted Subsidiaries showing balances and locations of accounts.

     F. Borrower, Guarantors and Lenders agree that, notwithstanding Sections 7.4(a) or 2.5(c) of the Credit Agreement, during the time that the waiver set forth in Section II hereof is in effect (the "Waiver Period"), Borrower and Guarantors shall not be entitled to retain the Net Cash Proceeds of any assets sold, leased, transferred or disposed of as permitted by Section 7.4(a)(viii) of the Credit Agreement and all such proceeds shall be applied to the Term Loan Advances as set forth in Section 2.5(c)(i) of the Credit Agreement. Borrower, Guarantors and Lenders further agree that notwithstanding anything in any Loan Documents to the contrary, during the Waiver Period, Borrower and Guarantors shall promptly deliver to Administrative Agent for application to the Advances in the case of cash proceeds, or to secure the Obligations in the case of proceeds other than cash, all proceeds of the note executed by Liberty Healthcare Management Group, Inc. pledged to the Lenders.

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     G. Notwithstanding Section 11.6 of the Credit Agreement,  during the Waiver
Period, Borrower's prior consent shall not be required for sale by a Lender of a Participation or the assignment by a Lender of its rights and obligations under the Credit Agreement and the Loan Documents.

     H. Borrower and Guarantors acknowledge that pursuant to Section 11.2 of the Credit Agreement they are obligated to reimburse the reasonable out-of-pocket expenses of the Lenders, including the working group of Lenders, incurred in connection with this Agreement, a possible amendment to the Credit Agreement and related matters.

II. WAIVER; ADVANCES.

     A. Subject to the terms hereof and in reliance on the representations and warranties of the Borrower herein contained, Lenders, Administrative Agent and Co-Agents hereby waive the Scheduled Defaults from December 30, 1998 until the earlier of (x) 5:00 p.m. E.D.T. on May 28, 1999 and (y) the date upon which any of the Conditions set forth in Section III hereof is not satisfied or ceases to continue to be satisfied (the earlier of clauses (x) and (y) being referred to as the "Waiver Termination Date")). The Credit Agreement is hereby amended, (x) effective as of December 30, 1998, to excuse compliance solely through the Waiver Termination Date with the Designated Covenants solely to the extent of the Scheduled Defaults; and (y) on the Waiver Termination Date, to reinstitute all Designated Covenants and to require Borrower's compliance with such Designated Covenants including compliance with such Designated Covenants for the fiscal quarters ended December 31, 1998 and March 31, 1999.

     B. Borrower is not authorized to receive any Revolving Credit Advances that would increase the amount of the Revolving Credit Advances outstanding as of the date hereof and Borrower is not authorized to have issued any Letters of Credit that would increase the Reimbursement Obligations from the amount outstanding as of the date hereof. Borrower will not request any such Revolving Credit Advances or the issuance of any such Letters of Credit. Prior to the Waiver Termination Date, Borrower may reborrow Revolving Credit Advances repaid after the date hereof and may designate outstanding Advances as Base Rate Advances or LIBOR Advances, and the applicable Interest Period for any LIBOR Advances, in each case in accordance with the terms of the Credit Agreement.

III. CONDITIONS.

     The waiver set forth in Section II hereof is subject to the satisfaction and continuation of the following conditions (the "Conditions").

     A. No Default or Event of Default other than a Scheduled Default shall occur.

     B. Neither Borrower nor any Subsidiaries shall have made or set apart any payment on account of any Subordinated Debt, including, without limitation, payment of interest, principal, conversion, redemption or defeasance of any Subordinated Debt other than payment (in an amount not to exceed $1,050,000 in the aggregate) on conversion of the Convertible Bonds.

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     C. Neither Sun Financing, Borrower nor any of Borrower's Subsidiaries shall declare any Dividends or pay any Dividends in respect of the Sun Financing Preferred Securities.

     D. Neither any holder of any Subordinated Debt nor any trustee for any Subordinated Debt shall have accelerated any such debt or commenced any collection proceeding in respect thereto.

     E. Borrower shall have satisfied and be in compliance with each term and condition of this Agreement.

     F. No event or circumstance shall hereafter occur, or shall have heretofore occurred but is hereafter discovered by Lenders, that has a Material Adverse Effect, regardless of whether such event or circumstance would constitute an Event of Default.

IV. RESERVATION OF RIGHTS.

     A. Without limiting the generality of the provisions in Section 11.11 of the Credit Agreement, the waiver and amendment set forth above in Section II shall be limited precisely as written and relates solely to the Scheduled
Defaults during the Waiver Period in the manner and to the extent above set forth, and nothing in this Agreement shall be deemed to:

     1. Constitute a waiver of compliance by Borrower with respect to the Designated Covenants in any other instance or any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or

     2. Prejudice any right or remedy that Administrative Agent, the Co-Agents or any Lender may now have (except to the extent such right or remedy was based upon the Scheduled Defaults that will not exist during the Waiver Period upon giving effect to this Agreement) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

     Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

     B. Without limiting the generality of the foregoing, Borrower and Subsidiaries will not claim that any prior action or course of conduct by Administrative Agent, Co-Agents or any of the Lenders constitutes an agreement or obligation to continue such action or course of conduct in the future. Borrower and Subsidiaries acknowledge that Administrative Agent, Co-Agents and Lenders have made no commitment as to how the Scheduled Defaults will be resolved upon the Waiver Termination Date.

     C. Borrower, Guarantors, Administrative Agent, Co-Agents and Lenders may, from time to time, engage in negotiations concerning the Obligations which may be lengthy and complex. None of Administrative Agent, Co-Agents or the Lenders shall have any obligation to modify, amend and/or restructure the Obligations or any of the Loan Documents in connection with such negotiations or otherwise. Each of Administrative Agent, Co-Agents and the Lenders may terminate such negotiations at any time, in its sole discretion, with or without notice, and without liability of any kind. None of Administrative Agent, Co-Agents or the Lenders shall have any obligation or liability by virtue of the commencement, prosecution or termination of negotiations concerning any possible amendment. None of Administrative Agent, Co-Agents or the Lenders shall waive any rights or incur any liability by negotiation nor by the passage of time associated therewith.

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     D.  Subject  only  to the  terms  of this  Agreement,  and  subject  to any applicable notice, grace or cure periods, Administrative Agent, Co-Agents and Lenders may exercise any right or remedy available to them pursuant to the Loan Documents or by applicable law or in equity during the Waiver Period, including, without limitation, as the result of a Default or Event of Default other than a Scheduled Default, and nothing herein shall operate to restrict, inhibit or prohibit Administrative Agent, Co-Agents or the Lenders from exercising any such right or remedy or from the prosecution or continued prosecution of any action or proceeding in furtherance of the foregoing.

     E. The Loan Documents are in full force and effect, and shall remain in full force and effect, unless and until an agreement modifying the Loan Documents is executed and delivered by the applicable parties, and then only to the extent such an agreement actually modifies such Loan Documents.

     F. At any time on or after the Waiver Termination Date, Administrative Agent, Co-Agents and the Lenders shall be entitled to exercise all their rights and remedies (including rights and remedies based on the Scheduled Defaults), whether under the Loan Documents or at law or in equity, without further notice or demand.

V. CONDITIONS TO EFFECTIVENESS.

     This Agreement shall be effective upon the satisfaction of the following conditions:

     A. Administrative Agent shall have received counterparts of this Agreement executed by the Determining Lenders;

     B. Administrative Agent shall have received counterparts of this Agreement executed by Borrower and acknowledged by each Guarantor;

     C. Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent and its counsel, such other documents, certificates and instruments as Administrative Agent shall require;

     D. Borrower shall have paid all fees and expenses billed through the date hereof owing to Administrative Agent and Lenders, including without limitation, fees and expenses of counsel to Administrative Agent;

     Borrower   shall  have  paid  to   O'Melveny   &  Myers  LLP,   counsel  to
Administrative Agent, a retainer in the amount of $250,000, and to PricewaterhouseCoopers LLP, financial advisors to Administrative Agent, a retainer in the amount of $250,000, in each case to be applied to future amounts owing under Section 11.2 of the Credit Agreement so that Borrower need not make additional payments under Section 11.2 of the Credit Agreement until such retainers have been exhausted, and which retainers shall be in addition to Borrower's obligation to pay amounts owing to Administrative Agent billed through the date hereof, as required by Section V.D above; and

     Borrower shall have delivered evidence satisfactory to Administrative Agent and its counsel that Borrower has exercised its right to extend the interest payment on the Borrower Subordinated Debentures due on May 1, 1999.

VI. GUARANTORS' ACKNOWLEDGEMENT.

     A. By signing below, each of the Guarantors: (a) acknowledges, consents and agrees to the execution, delivery and performance by Borrower of this Agreement, and (b) acknowledges and agrees that its obligations with respect to its Subsidiary Guaranty or any other Loan Documents executed by it are (i) not released, diminished, waived, modified, impaired or affected in any manner by this Agreement, (ii) hereby ratified and confirmed, and (iii) not subject to any claims, offsets, defenses or counterclaims.

     B. By signing below, each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Agreement, such Guarantor is not required by the terms of any Subsidiary Guaranty or any other Loan Document to consent to the terms of this Agreement and (ii) nothing in this Agreement or any of the Loan Documents shall be deemed to require the consent of such Guarantor to any future amendments to or modifications of or waivers with respect to the Credit Agreement, or shall diminish or release such Guarantor's guarantee of the Obligations if such consent is not obtained.


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VII. OTHER MATTERS.

     A. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AFFECTED BY THIS AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     B. This Agreement shall be governed by, and interpreted in accordance with Texas law without regard to principles of conflicts of law.

     C. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all which taken together shall constitute but one and the same instrument.

     D. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.



                            [signature pages omitted]



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